Exhibit (h)(xi)

SCHEDULE A

Amended as of June 15, 2023

to

JOHCM FUNDS TRUST

Administration and Compliance Services Agreement

Dated as of January 8, 2021

Funds subject to this Agreement

JOHCM Emerging Markets Opportunities Fund

JOHCM Emerging Markets Discovery Fund (formerly the JOHCM

Emerging Markets Small Mid Cap Equity Fund)

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

AGREED AND ACKNOWLEDGED:

JOHCM FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Schedule A of the Administration and Compliance Services Agreement]